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                                  EXHIBIT 15

                           STATE STREET CORPORATION

                Independent Accountant's Acknowledgment Letter

The Stockholders and Board of Directors
State Street Corporation

We are aware of the incorporation of reference in Registration Statements (Forms S-8 Nos. 333-16979, 333-36409, 333-65281, 33-57359, 33-38672, 33-38671,
33-2882, 2-93157, 2-88641 and 2-68698) and in Post-Effective Amendment No. 2
to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and benefit share plans, in Registration Statements (Form S-3 Nos. 333-2143 and 33-49885) and in Post-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-2143) and Registration Statements (Form S-3 Nos. 333-49143, 333-49143-01, 333-49143-02 and 333-49143-03 and Form S-3 Nos. 333-
34516, 333-34516-01, 333-34516-02 and 333-34516-03) pertaining to the registration of capital securities, debt securities and preferred stock of State Street Corporation, and in Registration Statement (Form S-3 No. 333-16987) pertaining to the registration of Common Stock of State Street Corporation, of our report dated April 17, 2000 relating to the unaudited consolidated interim financial statements of State Street Corporation which are included in its Form 10-Q for the quarter ended March 31, 2000.

                                                              ERNST & YOUNG LLP

Boston, Massachusetts
May 9, 2000